Exhibit 10.5

RESTRICTED SHARES AWARD AGREEMENT

THIS RESTRICTED SHARES AWARD AGREEMENT (this “Agreement”) dated as of December 10, 2002 (“Grant Date”), is among Huron Consulting Group Inc., a Delaware corporation (the “Company”), Huron Consulting Group LLC, a Delaware limited liability company (“Huron” for purposes of Section 11 and the last sentence of Section 13 hereof), HCG Holdings LLC, a Delaware limited liability company (“HCG Holdings” for purposes of Section 5 hereof) and Gary E. Holdren (the “Participant”), relating to restricted stock granted under the Huron Consulting Group Inc. 2002 Equity Incentive Plan (the “Plan”). Except as otherwise provided herein, capitalized terms used in this Agreement without definition shall have the meaning ascribed to such terms in the Plan.

1. Grant of Restricted Shares, Price and Vesting.

(a) The Company grants to the Participant 900,000 Restricted Shares, subject to the provisions of the Plan (except as otherwise herein provided) and the terms and conditions herein. As a condition of the effectiveness of this grant, the Participant shall pay to the Company within ten (10) business days of the date hereof, par value in cash for each Restricted Share subject to this grant. The par value of each Restricted Share is $0.01, and each Restricted Share is non-voting.

(b) The Restricted Shares shall vest, and be subject to forfeiture and repurchase at the option of the Company, as set forth in this Agreement. All Restricted Shares shall be unvested (“Unvested Shares”) unless and until they become Vested Shares in accordance with this Section 1. If the Participant is employed by the Company or any Subsidiary as of the applicable anniversary date set forth below, the Restricted Shares shall become “Vested Shares” according to the percentage set forth opposite such date:

Date	Cumulative Percentage Vested
1 year following the Effective Date	33.33%
2 years following the Effective Date	66.67%
3 years following the Effective Date	100%

For the purposes of this Section 1(b), “Effective Date” shall have the meaning given such term in the Senior Management Agreement (as defined below). Except as expressly set forth in Section 2 below, in the event that the Participant ceases to be employed by the Company, any Unvested Shares shall be forfeited as of the date the Participant ceases to be employed and the Participant shall deliver to the Company the stock certificate evidencing such Unvested Shares.

(c) Restricted Shares that have become Vested Shares shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (that may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award).

(d) In further consideration of the Restricted Shares granted hereunder, the Participant reaffirms his obligations under the restrictive covenants set forth in Section 8 of the Senior Management Agreement. With respect to the Participant, each reference to “Restrictive

Covenants” in the Plan shall be deemed to be a reference to the restrictive covenants set forth in Section 8 of the Senior Management Agreement and Section 12 of this Agreement, and not to the restrictive covenants set forth in Section 8 of the Plan and the restrictive covenants set forth in the Plan shall not apply to Participant or this grant.

(e) As of the date hereof, the Company represents and warrants to Participant as to the following matters:

(i) The Restricted Shares, upon issuance in accordance herewith, will be duly authorized, validly issued, fully paid and non-assessable shares of Class B Non-Voting Common Stock, par value $.01 per share (“Class B Common Stock”), free and clear of all liens and encumbrances other than those expressly set forth herein and pursuant to applicable federal and state securities laws.

(ii) The Class B Common Stock is and will be identical in all respects to the Class A Common Stock (“Class A Common Stock”) except (A) it has no voting rights except as expressly required by law, (B) upon a Qualified Public Offering of the Class A Common Stock, each share of Class B Common Stock will be automatically convertible into one share of Class A Common Stock and (C) in the event of a stock dividend, stock split, stock combination or other similar recapitalization effecting the Class A Common Stock, the Class B Common Stock will be proportionately adjusted such that each holder of Class B Common Stock outstanding immediately prior thereto maintains the same relative rights as a holder of an equivalent number of shares of Class A Common Stock received in such transaction (subject to the exceptions reflected herein). Neither the Class B Common Stock nor the Class A Common Stock are subject to, pursuant to either the Company’s Certificate of Incorporation or By-laws, any (i) restrictions on transfer (including without limitation, rights of first refusal or co-sale) or (ii) mandatory redemption rights.

(iii) The authorized capital stock of the Company consists of 31,025,715 shares of Class A Common Stock, 4,578,857 shares of Class B Common Stock, 106,840 shares of 8% Preferred Stock and 200,000 shares of preferred stock. As of the date hereof, (a) 25,946,858 shares of Class A Common Stock and no shares of Class B Common Stock are issued and outstanding; (b) no shares are issued and held in the treasury of the Company; (c) 12,500 shares of 8% Preferred Stock are issued and outstanding; and (d) no shares of preferred stock are issued and outstanding. All the outstanding shares are duly authorized, validly issued, fully paid and non-assessable. Except as set forth above, there are no shares of capital stock of the Company authorized, issued or outstanding. Except for rights granted pursuant to the certificate of incorporation of the Company, the bylaws of the Company, the Plan and related option agreements and for options granted under the Plan, there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company.

2. Accelerated Vesting. Notwithstanding anything to the contrary contained herein or in the Plan and so long as the Participant has not been terminated for Cause or resigned without Good Reason, vesting of the Restricted Shares shall accelerate as follows:

(a) Immediately prior to a Qualified Change of Control (as defined in Section 8(b) hereof), with respect to any Restricted Shares that are not then Vested Shares, the vesting of the Participant’s Unvested Shares shall accelerate, if necessary, so that no less than one hundred percent (100%) of the Participant’s Restricted Shares granted pursuant to this Agreement shall be Vested Shares (provided, for the avoidance of doubt, any portion of an Award that may have already vested as of the date such Qualified Change of Control is determined to have occurred shall be included in determining the amount of the Participant’s Vested Shares).

(b) Immediately prior to a Qualified Public Offering (as defined in Section 8(d) hereof), with respect to any Restricted Shares that are not then Vested Shares, the vesting of the Participant’s Unvested Shares shall fully accelerate, if necessary, so that all of the Participant’s Restricted Shares granted pursuant to this Agreement shall be Vested Shares.

(c) Upon the Participant’s death or termination of the Participant’s employment by the Company or any Subsidiary due to the Participant’s Permanent Disability (as defined in the Senior Management Agreement), with respect to any Restricted Shares that are not then Vested Shares, the vesting of the Participant’s Unvested Shares shall accelerate, if necessary, so that no less than one hundred percent (100%) of the Participant’s Restricted Shares granted pursuant to this Agreement shall be Vested Shares (provided, for the avoidance of doubt, any portion of an Award that may have already vested as of the date of such termination shall be included in determining the amount of the Participant’s Vested Shares).

(d) If Participant’s employment is terminated by the Company or any Subsidiary without Cause (as defined in the Senior Management Agreement referred to in Section 10 hereof) or the Participant resigns for Good Reason (as defined in the Senior Management Agreement referred to in Section 10 hereof), then immediately prior to such termination of employment, with respect to any Restricted Shares that are not then Vested Shares, the vesting of the Participant’s Unvested Shares shall accelerate, if necessary, so that no less than one hundred percent (100%) of the Participant’s Restricted Shares granted pursuant to this Agreement shall be Vested Shares (provided, for the avoidance of doubt, any portion of an Award that may have already vested as of the date of such termination shall be included in determining the amount of the Participant’s Vested Shares).

3. Payment of Withholding Taxes. If the Company, or any other Subsidiary is obligated to withhold an amount on account of any tax imposed as a result of the grant of the Restricted Shares, the Participant shall be required to pay such amount to the Company prior to the delivery of such Restricted Shares. The Participant acknowledges and agrees that he is responsible for the tax consequences associated with the grant of the Restricted Shares. Notwithstanding the foregoing, within thirty (30) days after the Grant Date, the Participant shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, with respect to the Restricted Shares, which election shall be in substantially the form attached hereto as Exhibit A. A failure by the Participant to make such an effective election shall result in a forfeiture by the Participant of such Restricted Shares, which shall be treated as Unvested Shares subject to repurchase by the Company at a price of $0.01 per Restricted Share and in the manner described in Section 9 of the Plan. The Company shall have ninety (90) days from the date that it has actual knowledge of such failure to deliver the Repurchase Notice.

4. Changes in Company’s Capital Structure. Except as expressly set forth herein, the existence of the Restricted Shares will not affect in any way the right or authority of the Company or the holders of its voting securities to make or authorize (a) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (b) any merger or consolidation of the Company’s capital structure or its business; (c) any merger or consolidation of the Company; (d) any issue of bonds, debentures, preferred or prior preference equity interests ahead of or affecting the Shares or the rights thereof; (e) the dissolution or liquidation of the Company; (f) any sale or transfer of all or any part of the Company’s assets or business; or (g) any other corporate act or proceeding, whether of a similar character or otherwise. Except as expressly set forth herein, in the event of a Qualified Change of Control or other restructuring provided for in the Plan, the Participant shall have such rights, and the Administrator shall take such actions, as are provided for in the Plan. The 12,500 shares of 8% Preferred Stock currently issued reflects the current equity contributions by HCG Holdings to the Company. HCG Holdings has also contributed $10,335,232.55 to the Company in exchange for promissory notes. The parties acknowledge that in the future, HCG Holdings may make additional contributions in exchange for debt or equity of the Company, including additional 8% Preferred Stock, and that the issued 8% Preferred Stock may be converted or exchanged by the Company into a debt instrument and that issued debt instruments may be converted or exchanged by the Company into equity.

5. Come-Along Right.

(a) The Participant shall be entitled to participate (a “Come-Along Right”) in any proposed transfer of common equity securities of the Company by HCG Holdings or one of its Affiliates (such common equity securities, “Offered Securities”); provided, however, there shall be no Come-Along Right in connection with (i) a Transfer by HCG Holdings to its Affiliates, or (ii) any pledge of common equity securities by HCG Holdings or its Affiliates in a bona fide debt financing.

(b) The Participant shall be entitled, within twenty (20) days of the delivery of a notice from HCG Holdings to the Participant (which notice shall set forth the proposed price, terms and conditions of the proposed transfer of Offered Securities by HCG Holdings) (the “Sale Notice”), to give written notice (the “Come-Along Notice”) to HCG Holdings that the Participant desires to participate in such proposed transfer upon the price, terms and conditions of the proposed transfer, which Come-Along Notice shall specify the number of Vested Shares the Participant desires to include in such proposed transfer.

(c) If the Participant elects to exercise his Come-Along Rights by timely delivering a Come-Along Notice, the Participant shall be entitled, subject to the remainder of this Section 5, to include in such proposed transfer the number of Vested Shares (the “Come-Along Securities”) equal to the lesser of (A) the maximum amount specified by the Participant in his Come-Along Notice and (B) the amount determined by multiplying the number of Vested Shares owned by the Participant by a fraction, (x) the numerator of which is the number of shares of Offered Securities and (y) the denominator of which is the number of shares of common equity securities of the Company owned by HCG Holdings.

(d) If the Participant does not give HCG Holdings a timely Come-Along Notice with respect to the transfer proposed in the Sale Notice, then HCG Holdings will have (x) one hundred and twenty (120) days after the expiration of the twenty (20) day period during which the Participant is entitled to deliver a Sale Notice to draft, execute and deliver definitive documentation to transfer such Offered Securities proposed to be transferred on terms and conditions no more favorable to the transferee than those proposed in the Sale Notice and (y) if such documentation is so drafted, executed and delivered, sixty (60) days thereafter to consummate the transfer. Any such Offered Securities not so transferred by HCG Holdings during such 180-day period will again be subject to the provisions of this Section 5 upon a subsequent transfer.

(e) If HCG Holdings receives a timely Come-Along Notice, then HCG Holdings shall use all reasonable efforts to obtain the agreement of the prospective transferee to purchase all, but not less than all, of the Offered Securities and the Come-Along Securities, on the terms set forth above. If the prospective purchaser declines to purchase all of the Offered Securities and the Come-Along Securities, each of HCG Holdings and the Participant shall be entitled to transfer the number of Offered Securities or Vested Shares, as applicable, determined by multiplying (x) the number of shares of common equity securities of the Company the prospective purchaser is willing to purchase by (y) a fraction, the numerator of which is (A) in the case of HCG Holdings, the number of shares of Offered Securities of HCG Holdings and (B) in the case of the Participant, the number of shares of Come-Along Securities, and the denominator of which is the sum of the number of shares of Offered Securities of HCG Holdings plus the number of shares of Come-Along Securities.

(f) As a condition precedent to participating in the Come-Along Right set forth in this Section 5, the Participant shall be severally obligated to join (on a basis not to exceed the Participant’s pro rata share of the proceeds from such sale as provided hereunder) in any indemnification or other obligations to which HCG Holdings agrees in connection with such sale (other than any such obligations that relate specifically to HCG Holdings or the Participant, such as indemnification with respect to representations and warranties given by HCG Holdings or the Participant regarding title to and ownership of Offered Securities or Vested Shares, as applicable, as to which obligations HCG Holdings or the Participant, as applicable, shall be solely liable). The Come-Along Right granted pursuant to this Section 5 and the requirements of this Section 5 shall terminate immediately prior to the closing of an initial Public Offering, and the Participant will have no Come-Along Rights in connection with the sale of common equity securities of the Company in such initial Public Offering.

(g) Notwithstanding anything in this Section 5 to the contrary, the Participant will have no Come-Along Rights in connection with an Approved Sale, to which the provisions of Section 12 of the Plan shall instead apply.

(h) Not less than twenty days prior to HCG Holding’s consummation of a public offering of equity securities of HCG Holdings or any successor entity (“IPO Securities”),

HCG Holdings shall provide to the Participant written notice (the “Notice”) of such public offering and the exchange ratio to be applied for purposes of exchanging Vested Shares held by the Participant into IPO Securities. The Board of Directors of HCG Holdings shall determine the exchange ratio in good faith on a equitable basis based on the relative values of an IPO Security (such value to be estimated for purposes of the Notice and finalized as the mid-point of the range on the date commencement of the IPO) and each Vested Share. Within 5 days after the notice of the proposed public offering from the Company, the Participant may by written notice to HCG Holdings, elect to exchange all of his Vested Shares into IPO Securities on the basis indicated in the Notice. If the Participant elects to exchange his Vested Shares, such exchange shall take place upon the day following the commencement of the IPO.

6. Call Right. The Company shall have no Repurchase Rights with respect to Vested Shares notwithstanding any provisions of the Plan to the contrary except as set forth in Section 3 above and this Section 6.

(a) Within one hundred twenty (120) days immediately following either (1) the termination of the Participant’s employment for Cause (as defined in and pursuant to the Senior Management Agreement) or (2) the Company’s actual knowledge of the violation by the Participant of Section 8.2, 8.3, 8.4 or 8.5 of the Senior Management Agreement which was the result of an intentional or grossly negligent action or omission by the Participant, or is not cured within five (5) days after written notice thereof by the Company to Participant, the Company shall have the option (the “Call Right”) to require the Participant (or his transferees) to sell to the Company the Restricted Shares (whether Vested Shares or Unvested Shares) at a price per share equal to the original price per share paid by the Participant.

(b) The Company shall deliver written notice (the “Call Notice”) of the exercise of the Call Right to the Participant within thirty (30) days immediately following an event described in Section 6(a) hereof. If a Call Notice is not received by the Participant within such thirty (30) day period, the Call Right granted pursuant to this Section 6 and the requirements of this Section 6 shall terminate and the Company will have no further rights, and the Participant will have no further obligations, pursuant to this Section 6. Within ten (10) days following receipt of a Call Notice, the Company shall deliver written notice (the “Call Closing Notice”) to the Participant’s legal representative, which Call Closing Notice shall set forth the number and amount of Restricted Shares to be repurchased (calculated in accordance with the provisions of Section 6(a) above) (the “Called Shares”), the aggregate consideration to be paid for such Called Shares and the time and place for the closing of such repurchase.

(c) The repurchase of Called Shares pursuant to this Section 6 shall be consummated (the “Call Closing”) at the Company’s principal office at 10:00 a.m., local time, on the thirtieth (30th) day next following the date of delivery of the Call Closing Notice, or on such later day as designated by the Company in the Call Closing Notice but not later than the sixtieth (60th) day next following the date of the delivery of the Call Closing Notice, (the “Call Closing Date”). If said date is a Saturday, Sunday or legal holiday, the Call Closing shall occur at the same time and place on the next succeeding business day. The Company shall pay for the Called Shares to be repurchased pursuant to the Call Right in a single lump sum on the Call Closing Date. Notwithstanding the foregoing, the Company shall be entitled to offset from amounts due the Participant hereunder an amount equal to all (or a portion) of any amounts then owed by the

Participant to the Company or any Subsidiary. The Company shall be entitled to receive customary representations and warranties as to ownership, title, authority to sell and the like from the Participant (through his legal representative) or his transferees regarding such repurchase, to require the signature of the Participant’s legal representative to be guaranteed and to receive such other evidence, including applicable inheritance and estate tax waivers, as may reasonably be necessary to effect the repurchase of the Called Shares.

Notwithstanding anything to the contrary contained herein, all repurchases of and payments for the Called Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company’s and its subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of or payment for the Called Shares hereunder to which the Participant is otherwise entitled, the Company may make such repurchases or payments as soon as it is permitted to do so under such restrictions.

7. Registration Rights.

(a) Following a Qualified Public Offering, whenever the Company proposes an underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act (a “Public Offering”) (other than a registration relating to the Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company including, without limitation, a registration on Form S-4 or Form S-8 or any successor form) (a “Piggyback Registration”), the Company shall give the Participant prompt written notice thereof (but not less than twenty (20) days prior to the filing by the Company with the Securities and Exchange Commission (the “Commission”) of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of the Participant given within ten (10) business days of the Participant’s receipt of the Piggyback Notice (which written request shall specify the number of Registrable Securities (as hereinafter defined) intended to be disposed of by the Participant and the intended method of distribution thereof), the Company shall include in such registration, pursuant to the terms hereof, all Registrable Securities with respect to which the Company has received such written request for inclusion. For the purposes of this Agreement, “Registrable Securities” means Vested Shares; provided that such securities shall cease to be Registrable Securities when such securities have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force).

(b) If, in connection with a Piggyback Registration, any managing underwriter advises the Company and the Participant that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, any persons who have sought to have shares registered thereunder pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such demand rights being “Demand Rights” and such persons being “Demanding Sellers”), and the Participant and any other proposed sellers, in each case, if any, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company, the Demanding Sellers, and the Participant are so advised by such underwriter can be sold without such an effect (the “Maximum Registration Number”), as follows and in the following order of priority:

(i) if the offering is a Piggyback Registration and is an offering on behalf of the Company and not any person exercising Demand Rights (whether or not other persons seek to include securities therein pursuant to so-called “piggyback” or other incidental or participatory registration rights) (a “Primary Offering”), then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined and (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Registration Number, the number of Registrable Securities sought to be registered by the Participant, pro rata in proportion to the number of Registrable Securities sought to be registered by the Participant and all other proposed sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Registration Number; and

(ii) if the Piggyback Registration is an offering other than pursuant to a Primary Offering, then (A) first, such number of securities sought to be registered by each demanding seller, pro rata in proportion to the number of securities sought to be registered by all such demanding sellers, (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Registration Number, the number of Registrable Securities sought to be registered by the Participant, pro rata in proportion to the number of Registrable Securities sought to be registered by the Participant and all other proposed sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Registration Number.

(c) If, at any time after giving written notice of its intention to register any of its securities as set forth in Section 7(a) and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Participant and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses (as hereinafter defined) in connection therewith as provided herein).

(d) If the Participant has notified or directed the Company to include any or all of his Registrable Securities in a registration statement under the Securities Act, the Participant shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company prior to the earlier of the effective date of such registration statement and the date of pricing of such Registrable Securities. In the event of any such withdrawal, the

Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities hereunder.

(e) The Participant agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) day period prior to the date which the Company has notified the Participant that it intends to commence a Public Offering through either the ninety (90) day period immediately following the effective date of any Piggyback Registration or the one hundred eighty (180) day period following the effective date of the registration statement in the case of a Qualified Public Offering (in each case, except as part of such registration), or, in each case, if later, the date of any underwriting agreement with respect thereto provided that all executive officers and directors of the Company are similarly bound in connection with such offering, and that no waivers of any such obligation are granted to any such person or entity unless such waiver is also granted to the Participant.

(f) The Participant agrees that upon receipt of any notice from the Company of the happening of any event as a result of which, any registration statement covering any Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, the Participant shall forthwith discontinue his disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until the Participant’s receipt of the copies of the supplemented or amended prospectus and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in the Participant’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities.

(g) All expenses incident to the Company’s performance of, or compliance with, its obligations under this Section 7 including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents in connection therewith), National Association of Securities filing fees, the expenses and fees for listing the securities on all applicable securities exchanges and markets, all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents in connection therewith (excluding discounts and commissions and the fees and expenses of counsel therefor), all fees and expenses of the Company’s independent certified public accountants and counsel (including, without limitation, with respect to “comfort” letters and opinions) (collectively, the “Registration Expenses”) shall be borne by the Company; provided, however, that all underwriting discounts and commissions allocable to the Participant’s Registrable Securities shall be borne by the Participant.

(h) Indemnification.

(i) In connection with any registration statement in which the Participant is participating, the Company agrees to indemnify, to the fullest extent permitted by law, the Participant against all losses, claims, damages, liabilities and expenses (collectively, the “Losses”) caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by the Participant solely in his capacity as selling shareholder and not as an employee, officer or director of the Company expressly for use therein or by the Participant’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Participant with a sufficient number of copies of the same.

(ii) In connection with any registration statement in which the Participant is participating, the Participant will furnish to the Company in writing information regarding the Participant’s ownership of Registrable Securities and his intended method of distribution thereof and, to the extent permitted by law, shall indemnify the Company, its directors, officers, employees and agents and each person who controls (within the meaning of the Securities Act) the Company or such an other indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by the Participant solely in his capacity as selling shareholder and not as an employee, officer or director of the Company. Notwithstanding any provisions of this Section 7(h) to the contrary, the Participant’s aggregate liability under the indemnification shall not exceed the net amount received by the Participant from the sale of the Registrable Securities pursuant to the registration statement.

(iii) Any person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, that the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

(iv) In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this

Section 7(h)) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent.

(v) The indemnification provided for under this Section 7(h) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(i) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective persons are entitled, there shall be considered the persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Participant shall not be required to make a contribution in excess of the net amount received by the Participant from the sale of Registrable Securities.

8. Plan. The Restricted Shares are granted pursuant to the Plan, and the Restricted Shares and this Agreement are in all respects (except as herein otherwise specifically provided) governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited. Notwithstanding the foregoing, the Board or the Assuming Board shall not have the ability to convert the Restricted Shares into a cash award pursuant to the provisions of the Plan, including pursuant to the provisions of Section 7(c) of the Plan. Any provisions of this Agreement or the Plan to the contrary notwithstanding, the following provisions shall apply:

(a) any modification, amendment or adjustment to the terms and conditions of the Participant’s award hereunder pursuant to Section 2(f) of the Plan, any other provision in the Plan, or under rules and regulations adopted by the administrator of the Plan or its delegate which has a material adverse affect on the award shall not apply with respect to such award unless the Participant consents in writing to such modification, amendment or adjustment;

(b) any amounts payable with respect to the award shall not be deferred pursuant to Section 2(g) of the Plan without the written consent of the Participant;

(c) neither the administrator of the Plan, the administrator’s delegate nor the Participant shall be entitled to any presumption in connection with any determination made under the Plan or this Agreement in connection with any arbitration, judicial or administrative proceeding relating to or arising under this Agreement or the Plan.

(d) For purposes of this Agreement and the Senior Management Agreement, a “Qualified Change of Control” means (A) any person (as such term is used in Rule 13d-5 of the SEC under the Securities Exchange Act of 1934 (“Exchange Act”) or group (as such term is defined in Section 3(a)(9) and 13(d)(3) of the Exchange Act) other than HCG Holdings, LLC and its affiliates becomes the beneficial owner (as such term is defined in Rule 13d-3 of the SEC under the Exchange Act) of 30% or more of the common stock or voting securities of the Company and owns a larger percentage of such stock than HCG Holdings, LLC and its affiliates then own, (B) consummation of a sale of all or substantially all of the assets of the Company or approval by the stockholders of the Company of a plan of complete liquidation of the Company, (C) a Change of Control (as defined in the Operating Agreement) of HCG Holdings, LLC; provided that a Permitted Transfer (as defined in the Operating Agreement) shall in no event be deemed to constitute a Qualified Change of Control, (D) any other event designated by the Company’s Board as a Qualified Change of Control, (E) consummation of a merger, reorganization, consolidation, or similar transaction of the Company unless the persons who were the direct or indirect owners of the outstanding common stock and voting securities of the Company immediately before such transaction become immediately after such transaction the direct or indirect owners of both more than 50% of the then outstanding common stock and voting securities of the surviving corporation in substantially the same proportions as such person’s ownership of the common stock and voting securities of the Company immediately before such transaction and (F) effective on or after a Qualified Public Offering, the directors serving as of such Offering (the “Incumbent Directors’) cease for any reason thereafter to constitute more than 50% of the directors of the Company then serving; provided that any director whose election is approved by at least 51% of the Incumbent Directors shall thereafter be considered an Incumbent Director.

(e) Section 14(c)(vi) of the Plan shall be limited to the following for purposes of the award hereunder:

(vi) Any amounts owed to the Company or any Subsidiary by the Participant of whatever manner may be offset by the Company from the value of any Shares, cash or other thing of value under this Plan.

(f) Section 14(c)(viii) of the Plan shall not apply with respect to the award hereunder and therefore it shall not reduce any payment or right accruing to the Participant under the Plan.

(g) “Qualified Public Offering” means any sale of Common Stock of the Company which is pursuant to a registration of such stock under the Securities Act.

9. Transfer Restrictions. Participant acknowledges and agrees that in consideration of the grant of this Award the Participant will abide by the transfer restrictions contained in Sections 10 and 11 of the Plan as well as the Approved Sale provisions contained in Section 12 of the Plan. Accordingly Participant agrees that in the event of any actual or threatened breach by him of any of these provisions, the Company shall be entitled to immediate equitable relief, without the necessity of showing actual monetary damages or the posting of bond. Nothing continued herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

10. Employment Rights. No provision of this Restricted Shares Award Agreement or of the Restricted Shares granted hereunder shall give the Participant any right to continue in the employ of the Company or any Subsidiary, create any inference as to the length of employment of the Participant, affect the right of the Company or any Subsidiary to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any Subsidiary.

11. Senior Management Agreement. The Company, Huron and the Participant hereby agree that the grant of Restricted Shares evidenced hereby is made in lieu of and in full satisfaction of the provisions of Section 3 of the Senior Management Agreement entered into between Huron and the Participant effective as of May 13, 2002 (the “Senior Management Agreement”).

12. Inventions and Patents. In consideration of the grant of these Restricted Shares, the Participant agrees that all inventions, innovations or improvements in the Company’s or any Subsidiary’s method of conducting its business (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him during his employment with the Company or any Subsidiary belong to the Company and its Subsidiaries. The Participant will promptly disclose such inventions, innovations or improvements to the Board and perform all actions reasonably requested by the Board to establish and confirm such ownership.

13. Governing Law. Except as provided in the next sentence, this Restricted Shares Award Agreement and the Restricted Shares granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its laws respecting choice of law). Section 11 of this Agreement only shall in all respects be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to the conflict of laws provisions thereof.

14. Arbitration. Except as otherwise provided in Section 10.1 of the Senior Management Agreement or Section 9 hereof, any controversy or claim arising out of or related to (A) the Plan, (B) this Agreement, (C) the breach of the Plan or this Agreement, (D) a Participant’s employment with the Company or any of its Subsidiaries or the termination of such employment or (E) Employment Discrimination, shall be settled by arbitration in Chicago, Illinois before a single arbitrator administered by the American Arbitration Association (“AAA”) under its National Rules for the Resolution of Commercial Disputes, effective as of January 1,

2001 (the “Employment Rules”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. References to the AAA include any successor organization. “Employment Discrimination” means any discrimination against or harassment of a Participant in connection with the Participant’s employment with the Company or any of its Subsidiaries or the termination of such employment, including any discrimination or harassment prohibited under federal, state or local statute or other applicable law, including the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Americans with Disability Act, the Family and Medical Leave Act, the Fair Labor Standards Act, or any similar federal, state or local statute.

15. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

16. Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Company or Huron, at the address provided below, and the Participant at his address as shown on the Company’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

To the Company:    Huron Consulting Group Inc.

                                c/o Lake Capital Management LLC

                                676 North Michigan Avenue

                                Suite 3900

                                Chicago, Illinois 60611

                                Attn: Joseph P. Karczewski

With a copy to:       Peter Krupp, Esq.

                                Skadden, Arps, Slate, Meagher & Flom (Illinois)

                                333 W. Wacker, Suite 1900

                                Chicago, Illinois 60601

17. Complete Agreement. This Agreement, those documents expressly referred to herein, the Plan and the Senior Management Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company, Huron and HCG Holdings have caused this Restricted Shares Award Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

HURON CONSULTING GROUP INC.

/s/ Terence M. Graunke

By: Terence M. Graunke Its: Chief Executive Officer

HURON CONSULTING GROUP LLC For purposes of Section 11 and the last sentence of Section 13 hereof

/s/ Terence M. Graunke

By: Terence M. Graunke Its: Chairman

HCG HOLDINGS LLC For purposes of Section 5 hereof

/s/ Terence M. Graunke

By: Terence M. Graunke Its: Chief Executive Officer

PARTICIPANT:

/s/ Gary E. Holdren

Gary E. Holdren

EXHIBIT A

ELECTION TO INCLUDE STOCK IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned purchased 900,000 shares of nonvoting Class B common stock (the “Shares”) of Huron Consulting Group Inc. (the “Company”) on                     , 2002. Under certain circumstances, the Company and/or its subsidiary has the right to repurchase certain of the Shares at cost from the undersigned (or from the holder of the Shares, if different from the undersigned) should the undersigned cease to be employed by the Company and its subsidiaries. Hence, the Shares are subject to a substantial risk of forfeiture and are non-transferable. The undersigned desires to make an election to have the Shares taxed under the provision of Code Section 83(b) at the time he purchased the Shares.

Therefore, pursuant to Code Section 83(b) and Treasury Regulation Section 1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year 2002 the excess (if any) of the Shares’ fair market value on                     , 2002 over the purchase price thereof.

The following information of the undersigned is supplied in accordance with Treasury Regulation Section 1.83-2(e):

1.      Name:        Gary E. Holdren

Address:

Social Security Number:

2. A description of the property with respect to which the election is being made: 900,000 shares of nonvoting Class B common stock of the Company.

3. The date on which the property was transferred:                     .

4. The taxable year for which such election is made: calendar 2002.

5. The restrictions to which the property is subject include, but are not limited to, the following: If the undersigned ceases to be employed by the Company or any of its subsidiaries, the unvested portion of the Shares are forfeited. If the undersigned ceases to be employed by the Company or any of its subsidiaries due to termination with cause or there is a violation of certain restrictive covenants, the Shares will be subject to repurchase by the Company at par value. One-third of the Shares vest on each of the first three anniversaries of the undersigned’s commencement of employment with a subsidiary of the Company; however, vesting shall accelerate upon the occurrence of specified events.

6. The fair market value on                     , 2002 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $.01 per Share.

7. The amount paid for such property: $.01 per Share.

A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

Dated: